SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the Securities Exchange
                                   Act of 1934

          Date of Report (Date of earliest event report): May 25, 2000


                            DEVON ENERGY CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


             DELAWARE                   0-30176              73-1567067
(State or Other Jurisdiction of  (Commission File Number)   (IRS Employer
Incorporation or Organization)                           Identification Number)

             20 NORTH BROADWAY, SUITE 1500, OKLAHOMA CITY, OK    73102
               (Address of Principal Executive Offices)        (Zip Code)


       Registrant's telephone number, including area code: (405) 235-3611
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Item 5.   Other Events

          The Company and Santa Fe Snyder Corporation announced in a joint press release that they have agreed to merge. Under the terms of the merger agreement, Santa Fe Snyder shareholders will receive 0.22 of a share of Devon common stock for each Santa Fe Snyder share.


Item 7.   Financial Statements and Exhibits

          (c)  Exhibits

               (99) Press Release dated May 26, 2000.


                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                        DEVON ENERGY CORPORATION



                                        By:  /s/ Danny J. Heatly
                                             -----------------------------------
                                             Vice President - Accounting
Date:     May 26, 2000
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